   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1996
                      REGISTRATION STATEMENT NO. 33-16357
     POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-51365
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              BARNETT BANKS, INC.
             (Exact name of Registrant as specified in its charter)

               FLORIDA                                  59-0560515
   (State or other jurisdiction of           (I.R.S. Employer Identification
    incorporation or organization)                       Number)

                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                                CHARLES E. RICE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              BARNETT BANKS, INC.
                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                            HALCYON E. SKINNER, ESQ.
                          MAHONEY ADAMS & CRISER, P.A.
                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF                      AMOUNT TO       AGGREGATE OFFERING        AGGREGATE
            SECURITIES TO BE REGISTERED                  BE REGISTERED       PRICE PER UNIT*      OFFERING PRICE*
Common Stock, par value $2.00 per share (including
  preferred stock purchase rights)**................  4,000,000 Shares***        $39.38            $157,520,000


               TITLE OF EACH CLASS OF                      AMOUNT OF
            SECURITIES TO BE REGISTERED                REGISTRATION FEE*
Common Stock, par value $2.00 per share (including
  preferred stock purchase rights)**................    $54,317.24****

  * The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The registration fee is based on the average of the high and low prices for Barnett Banks, Inc. Common Stock (the "Common Stock") reported on the New York Stock Exchange on November 13, 1996.

  **There is also being registered hereunder associated rights to purchase shares of Barnett Banks, Inc.'s Junior Participating Preferred Stock, par value $0.10 per share, which rights are (a) not currently exercisable and
    (b) not currently separable from shares of the Common Stock. In addition, this registration statement includes such indeterminate number of shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

*** As described below, this Registration Statement contains a combined prospectus which also relates to the 1,412,339 remaining shares available under Registration Statement No. 33-51365. An aggregate registration fee in the amount of $36,530.18 was paid in connection with Registration Statement No. 33-51365.

****Previously Paid

    Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined Prospectus and relates to Registration Statement No. 33-51365 previously filed by the Registrant on Form S-3. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-51365 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of Securities Act of 1933.
                         ------------------------------

    THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              BARNETT BANKS, INC.

                                  COMMON STOCK

                          SHAREHOLDER INVESTMENT PLAN

                                ----------------

    Barnett Banks, Inc. ("Barnett" or the "Company") hereby offers shares of its Common Stock, $2.00 par value ("Common Stock"), through participation in its Shareholder Investment Plan (the "Plan"). The Plan is designed to provide investors with the opportunity to make purchases of Common Stock directly from the Company and avoid brokerage fees and commissions. Under the Plan, participants may (a) make their initial investment in Common Stock, (b) make additional cash purchases of Common Stock, including monthly purchases by automatic withdrawal from a designated bank account and (c) reinvest their cash dividends from Barnett securities in additional shares of Common Stock. The Plan is also designed to provide participants with a variety of services related to their investment in Common Stock.

    Shares may be purchased pursuant to the Plan at prevailing market prices from the Company's authorized but unissued shares of Common Stock or in the open market.

    This Prospectus relates to 5,412,339 shares of Common Stock to be offered for purchase under the Plan. The shares offered hereby are listed on the New York Stock Exchange and are traded under the ticker symbol "BBI". On December 27, 1996, the closing price of Common Stock on the New York Stock Exchange Composite Tape was $41.88.

    To the extent required by applicable law, shares of Common Stock offered hereby to persons in certain jurisdictions are offered through First NBD Investment Services, Inc.

    This Prospectus should be retained for future reference.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMON STOCK OFFERED HEREBY IS NOT THE OBLIGATION OF OR GUARANTEED OR
  ENDORSED BY ANY BANK. THE COMMON STOCK OF BARNETT DOES NOT CONSTITUTE A
    BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
     CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN COMMON
       STOCK OF BARNETT, AS WITH ANY INVESTMENT IN COMMON STOCK, MAY
          INVOLVE SOME INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS
                                 OF PRINCIPAL.

               The date of this prospectus is December 31, 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of the Company's securities are listed on the New York Stock Exchange, Inc. ("NYSE"), and reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in the Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all aspects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company are incorporated, as of their respective filing dates, by reference in this Prospectus.

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Annual Report on Form 10-K/A filed on February 14, 1996;

    (b) the Company's Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

    (c) the Company's Current Reports on Form 8-K dated February 5, 1996, February 29, 1996, March 4, 1996 and March 21, 1996;

    (d) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 12, 1979; and

    (e) the description of the Company's Junior Participating Preferred Stock Purchase Rights, as amended, contained in its Registration Statement on Form 8-A, filed with the Commission on July 12, 1990.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:

                              BARNETT BANKS, INC.
                      CORPORATE COMMUNICATIONS DEPARTMENT
                             50 NORTH LAURA STREET
                             JACKSONVILLE, FL 32202
                                 (904) 791-5516

                                  THE COMPANY

    The Company, organized in 1930, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of September 30, 1996, the Company owned 4 commercial banks with a total of 621 banking offices in Florida and Georgia. The Company also has non-banking subsidiaries which provide support services and specialized financial services including merchant card services, mortgage banking and credit-related insurance. On September 30, 1996 the Company had total assets of $41.3 billion and total deposits of $33.2 billion. On that date, the Company was the 23rd largest bank holding company in the United States and the largest bank holding company in Florida.

    As a bank holding company, the Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. The bank subsidiaries of the Company are subject to regulation and supervision by the state banking authorities of the state in which the subsidiary is organized, the Office of the Comptroller of the Currency, the Federal Reserve Board and/or the Federal Deposit Insurance Corporation. The principal source of funds for the payment of dividends by the Company is dividends paid by the Company's subsidiaries. The amount of dividends that each subsidiary bank of the Company may pay is limited by state and federal laws and regulations.

    The Company's nonbanking activities are also supervised by the Federal Reserve Board. In addition, Barnett Banks Insurance, Inc. is subject to insurance laws and regulations of the Florida Department of Insurance. The activities of Barnett Investments, Inc. are governed by the Commission, the National Association of Securities Dealers and state securities laws.

    The principal executive offices of the Company are located at 50 North Laura Street, Jacksonville, Florida 32202. Its mailing address is Post Office Box 40789, Jacksonville, Florida 32203, and its telephone number is (904) 791-7720.

                            DESCRIPTION OF THE PLAN

    The Plan permits participants to invest funds which are used to purchase shares of the Company's Common Stock at prevailing market prices without brokerage fees or commissions. These shares may be purchased on the open market or may be purchased directly from the Company from authorized but unissued shares.

                                    PURPOSE

    The purpose of the Plan is to provide new investors with a convenient means to make an initial investment in Barnett Common Stock and to allow holders of Common Stock and the Company's Preferred Stock, $.10 par value, as issued from time to time in one or more series ("Preferred Stock"), an economical way to purchase shares of Common Stock. The dividends on shares of Common and Preferred Stock can be received by check or reinvested. If reinvested, shareholders may designate that all or a portion of the cash dividends be used to purchase additional shares of Common Stock.

                           ADVANTAGES TO PARTICIPANTS

    - Persons not presently owning shares of Common Stock may become participants by making an initial cash investment of at least $1,000 but not more than $10,000 to purchase shares under the Plan.

    - All participants may invest additional funds in Common Stock through optional cash payments of $25 to $10,000 per month. Optional investments may be made by check, money order, or automatic deduction from a designated bank account. Optional investments may be made occasionally or at regular intervals, as the participant desires.

    - Existing holders of Common or Preferred Stock may automatically reinvest all or a portion of their cash dividends in Common Stock.

    - Participants pay no brokerage fees in connection with purchases of Common Stock under the Plan.

    - Funds invested in the Plan are fully invested through the purchase of whole and fractional shares, and proportionate cash dividends on fractions of shares are used to purchase additional shares.

    - The Plan offers a share safekeeping service whereby participants may deposit their Common Stock certificates with the Administrator (as hereinafter defined) and have their ownership of such Common Stock maintained on the Administrator's records as part of their Plan account.

    - Participants may establish an Individual Retirement Account ("IRA") which invests in Barnett Common Stock. The participant will be able to roll over an existing IRA or other qualified plan distribution into an IRA established under this program. (A SMALL ACCOUNT MAINTENANCE FEE IS GENERALLY CHARGED FOR THIS ON AN ANNUAL BASIS.)

    - Participants may make transfers or gifts of Common Stock at no charge. When the participants transfer or give shares to another person, an account will be opened for the recipient and he or she will enjoy full Plan benefits. The participant can also request a special gift certificate be mailed to the recipient.

    - Quarterly statements are mailed to each participant who reinvests dividends listing all transactions in the participant's account. Purchases with automatic withdrawals and optional cash payments will be acknowledged.

                                 ADMINISTRATION

    First Chicago Trust Company of New York (the "Administrator" or "First Chicago Trust") will administer the Plan, purchase and hold shares of Common Stock acquired under the Plan, keep records, send statements of account activity to participants, and perform other duties related to the Plan. Except as described in "Individual Retirement Accounts" below, participants may contact the Administrator by writing to:

                      Barnett Shareholder Investment Plan
                            c/o First Chicago Trust
                              Post Office Box 2598
                           Jersey City, NJ 07303-2598

or by telephoning the Administrator as follows:

    Shareholder customer service, including sale of shares: 1-800-328-5822 Normal hours: 8:00 a.m. - 10:00 p.m., Eastern time, each business day
                  8:00 a.m. - 3:30 p.m., Eastern time, Saturdays.
    Customer Service Representative are available 8:30 a.m. - 7:00 p.m., Eastern time, each business day.
    Non-Shareholders requesting Plan material: 1-800-328-5822
    Available 24 hours a day, every day of the year.

The Administrator may also be contacted at the Internet address
"HTTP://WWW.FCIC.COM" or the E-Mail address "FCTC@EM.FCNBD.COM".

                                  ELIGIBILITY

    Any person or entity, whether or not a holder of record of shares of Common Stock, is eligible to participate in the Plan, provided that: (i) such person or entity fulfills the prerequisites for participation described below under the "Enrollment Procedures", and (ii) in the case of citizens or residents of a country other than the United States, its territories, and possessions, participation would not violate local laws applicable to the Company or the participant.

                             ENROLLMENT PROCEDURES

    After being furnished with a copy of this Prospectus, eligible applicants may join the Plan by completing and signing a Stock Purchase Initial Invesment Form, in the case of non-shareholders, or a Shareholder Investment Plan Authorization Form, in the case of existing Shareholders (each an "Authorization Form"), and returning it to the Administrator. In order to enroll in the Plan, existing shareholders must either deposit one or more shares of Common Stock with the Administrator or elect to reinvest cash dividends paid on one or more shares of Common Stock or Preferred Stock. Current registered shareholders should be sure to sign their names on the Authorization Form exactly as they appear on their certificates. In order to enroll in the Plan, non-shareholders must include a minimum initial investment of at least $1,000 with their completed Authorization Form (see "Initial Investments and Optional Cash Investments" below).

    Beneficial owners of Common Stock registered in the name of someone else (for example, a bank, broker, or trustee) may participate in the Plan by transferring some or all of their shares of Common Stock to the Administrator for their accounts (see "Transfer of Shares from a Broker" below).

    Authorization Forms will be processed as promptly as practicable. Participation in the Plan will begin after the properly completed Authorization Form has been reviewed and accepted by the Administrator.

               INITIAL INVESTMENTS AND OPTIONAL CASH INVESTMENTS

    For those who do not already own Common Stock, an initial investment of at least $1,000, but not more than $10,000, in the form of a personal check or money order must be included with the completed Authorization Form and returned to the Administrator.

    Participants may make optional cash investments by personal check or money order. Optional cash investments must be at least $25 for any single investment and may not exceed $10,000 per month. There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary.

    Optional cash investments and initial investments must be received by the Administrator prior to an Investment Date (as hereinafter defined) to be invested on that Investment Date. Otherwise, the optional cash investment or initial investment will be held by the Administrator and invested on the next Investment Date. Upon a participant's telephone or written request received by the Administrator no later than two business days prior to the applicable Investment Date, an optional cash investment or initial investment not already invested under the Plan will be canceled or returned to the participant, as appropriate. However, no refund of a check or money order will be made until the funds have been actually received by the Administrator. Accordingly, such refunds may be delayed several weeks from the original date of the request.

    NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT. Investors should transmit optional cash investments and initial investments so as to reach the Administrator prior to an Investment Date to be invested on that Investment Date. All optional cash investments and initial investments are subject to collection by the Administrator of full face value in U.S. funds.

                                INVESTMENT DATES

    Purchases under the Plan are made on the 1st and 15th of each calendar month (or, if the 1st and/or 15th are not a day on which the New York Stock Exchange is open for business, the next day on which it is so open) (each an "Investment Date").

                             METHODS OF INVESTMENT

CHECK INVESTMENT

    Optional cash investments and initial investments may be made by check or money order payable in U.S. dollars to "Barnett Banks, Inc." Optional cash investments should be sent to the Administrator together with the Cash Investment Form attached to each quarterly and monthly account statement sent to participants. Additional cash investment forms are available upon request from the Administrator. The optional cash investment must be received prior to an Investment Date to be invested on that Investment Date.

AUTOMATIC INVESTMENT FROM A BANK ACCOUNT

    Participants may make automatic monthly investments of a specified amount (not less than $25 nor more than $10,000 per month) through an Automated Clearing House ("ACH") withdrawal from a designated U.S. bank account.

    To initiate automatic monthly deductions, the participant must complete and sign an Authorization Form for Automatic Monthly Deductions (an "Automatic Monthly Deduction Form") on the reverse side of the Authorization Form and return it to the Administrator together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable; however, the participant should allow four to six weeks for his or her first investment by automatic deduction to be initiated.

    Once automatic monthly deductions are initiated, funds will be drawn from the participant's designated bank account on either the 10th or 25th of each month (whichever the participant has designated), or the next business day if the 10th or the 25th falls on a weekend or holiday, and will be invested in Common Stock on the next Investment Date.

    Participants may change or terminate automatic monthly deductions by completing and submitting to the Administrator a new Automatic Monthly Deduction Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Deduction Form must be received by the Administrator at least four business days preceding the ACH withdrawal date for such Investment Date.

DIVIDENDS

    Participants may elect full reinvestment of dividends, partial cash payment and partial reinvestment of dividends, or full cash payment of dividends. Participants may elect to reinvest dividends on Common or Preferred Stock registered in their names and the Common Stock held in their Plan accounts by designating their election on the Authorization Form.

    Participants may elect partial reinvestment of dividends. If the participant chooses partial reinvestment, the participant needs to designate on the Authorization Form the number of whole shares on which dividends will be paid in cash. Dividends paid on all other shares registered in the participant's name and/ or held in the participant's Plan account will be reinvested.

    Once a participant elects reinvestment, cash dividends paid on Common or Preferred Stock registered in the participant's name and/or held in the participant's Plan account will be reinvested in additional shares of Common Stock. If the participant has specified partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check in the usual manner or by direct deposit, if the participant has elected the direct deposit option (see "Direct Deposit of Dividends" below).

    Reinvestment levels may be changed from time to time as a participant desires by submitting a new election to the Administrator. To be effective with respect to a particular Common Stock dividend, any such change must be received by the Administrator on or before the record date for such dividend. The record date is usually about one month prior to the payment of the dividend. The Company has historically paid cash dividends on Common Stock on the first business day of January, April, July and October.

                          DIRECT DEPOSIT OF DIVIDENDS

    Through the Plan's direct deposit feature, participants may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the participant's designated bank account. To receive such dividends by direct deposit, participants must first complete and sign the Direct Deposit Authorization Form and return the form to the Administrator. Direct Deposit Authorization Forms are available upon request from the Administrator.

    Forms will be processed and will become effective as promptly as practicable. Participants may change the designated account for direct deposit or discontinue this feature by written instruction to the Administrator.

                           SOURCE AND PRICE OF SHARES

    Barnett reserves the right to purchase shares for the Plan on the open market or from the Company's authorized but unissued shares of Common Stock. In the event of an open market purchase, the purchase price for the Common Stock will be the average price paid by the Administrator for all such shares purchased on the open market. The purchase price for shares purchased from the Company's authorized but unissued shares of Common Stock will be the closing price of the Common Stock on the Investment Date, as reported in the following business day's WALL STREET JOURNAL. All fractional shares are rounded to three decimal places and are credited to the participant's account in the same manner as whole shares.

                    GIFT/TRANSFER OF SHARES WITHIN THE PLAN

    If a participant wishes to transfer the ownership of all or part of the participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed Gift/Transfer Form, along with an executed stock power, to the Administrator. Transfers of less than all of the participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless the participant's entire account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a medallion stamp guarantee on the stock power. Gift/ Transfer Forms and Stock Power Forms are available upon request from the Administrator.

    Shares so transferred will continue to be held by the Administrator under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Plan. If the transferee is not already a Plan participant, the donor may make a dividend reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment level after the gift has been made as described under "Dividends" above.

    The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account. Also, if requested by the participant, a gift certificate acknowledging the transfer of shares will be made available free of charge.

                        TRANSFER OF SHARES FROM A BROKER

    Owners of Common Stock may wish to transfer to their Plan accounts shares owned by them but held in "street name" through a broker or other agent. To do so, participants must complete a Broker Transfer Form and return it to the Administrator. The Administrator, upon receipt of a properly completed Form, will contact the broker holding the shares of Common Stock and will arrange to transfer those shares specified by the participant into the name of the Administrator or its nominee for credit to the participant's account under the Plan. Broker Transfer Forms are available upon request from the Administrator.

    Shareholders wishing to enroll in the Plan using shares transferred from a broker must include a properly completed Broker Transfer Form with the Authorization Form and return both to the Administrator. Participation in the Plan will commence when shares of Common Stock are received by the Administrator from the transferring broker.

                            CERTIFICATES FOR SHARES

    Shares purchased and held under the Plan will be held in safekeeping by the Administrator in its name or the name of its nominee. The number of shares (including fractional interests) held for each participant will be shown on each statement of account. Participants may obtain a new certificate for all or some of the whole shares of Common Stock held in their Plan accounts by completing the information on the top portion of the reverse side of their statement or upon telephone or written request to the Administrator. Any remaining whole or fractional shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment (see "Dividends" above).

    Except as described in "Gift/Transfer of Shares Within the Plan", shares of stock held by the Administrator for a participant's Plan account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in the participant's name.

                         INDIVIDUAL RETIREMENT ACCOUNTS

    Individuals may use the Plan to establish and make contributions to an Individual Retirement Account ("IRA") or to roll over an existing IRA or other qualified plan distribution. After being furnished with a copy of this Prospectus, individuals may open an IRA by completing and signing an IRA Enrollment Form and returning it to the Administrator with an initial contribution. The minimum initial investment for an IRA Plan account is $1,000. For the purpose of rolling over an existing IRA or a qualified plan distribution into the Plan, the maximum monthly investment does not apply. IRA Enrollment Forms and Asset Transfer Forms are available upon request from the Administrator.

    A Participant or a person seeking an IRA Enrollment Form or Asset Transfer Form may contact the Administrator with respect to an Individual Retirement Account by writing to:

                      Barnett Shareholder Investment Plan
                      c/o First Chicago Trust of New York
                              717 Seventeenth St.
                                   Suite 2600
                          Denver, Colorado 80202-3323

or by telephoning toll free at 1-800-597-7736 between 9:00 a.m. and 5:00 p.m., Eastern time.

    An annual administrative fee of $35 will be charged for maintaining the IRA account. If not paid separately by the participant, the initial $35 fee will be deducted from the Initial Investment when the IRA Enrollment Form is mailed to the Administrator. Thereafter, if not paid separately by the participant, the annual fee will be deducted from the participant's IRA Plan account at the beginning of each year by cashing out any shares or fractions of shares sufficient to cover the amount of the fee.

                            REPORTS TO PARTICIPANTS

    Each participant who reinvests dividends will receive a quarterly statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased and the total shares accumulated under the Plan. The quarterly statement will also show all year-to-date activity, including purchases, sales, and certificate deposits, withdrawals and transfers, and will consolidate all shares held by the Administrator for the participant and other shares registered in the participant's name on which dividends are reinvested. EACH PARTICIPANT IS RESPONSIBLE FOR RETAINING THESE STATEMENTS IN ORDER TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR TAX PURPOSES. Current duplicate statements will be available from the Administrator. A fee may be charged by the Administrator for duplicate statements two or more years old, if available.

    The Administrator will also send each participant a transaction advice after each cash investment, certificate deposit, withdrawal or transfer and sale of shares.

    Each participant will receive the same communications sent to all other holders of shares of Common Stock, including the Company's annual report to shareholders, a notice of the annual meeting and the accompanying proxy statement. In addition, each participant will receive an Internal Revenue Service information return for reporting dividend income received if so required.

    All notices, statements and reports from the Administrator to a participant will be addressed to the participant at his or her latest address of record with the Administrator. Therefore, participants must promptly notify the Administrator of any change of address.

                               SHARE SAFEKEEPING

    At the time of enrollment in the Plan, or at any later time, participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan.

    By using the Plan's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner (see "Closing A Plan Account" and "Sale of Shares" below and "Gift/Transfer of Shares Within the Plan" above).

    Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed. The Administrator provides mail insurance free of charge, provided that certificates are mailed in envelopes supplied by the Administrator. Certificates mailed in this manner will be insured for up to $25,000 current market value when mailed first class. The Administrator will send a statement confirming each deposit. The Administrator must be notified of any claim within thirty calendar days of the date the certificates were mailed. To submit a claim, a shareholder must be a participant in the Plan or current holder of Common Stock. In the latter case, you must enroll in the Plan at the time the claim is processed. Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the certificates are mailed until such time as replacement can be effected. To obtain the requisite envelopes or additional information regarding the terms and requirements of such mail insurance, participants should contact the Administrator. If participants do not use an envelope provided by the Administrator, it is recommended that certificates be sent to the Administrator using registered insured mail.

                                 SALE OF SHARES

    Participants may request the Administrator to sell any number of whole shares of Common Stock held in their Plan accounts by completing the information on the transaction form at the bottom of their statement or transaction advice or by giving telephone or written instructions to the Administrator. Sales are made each day on which the New York Stock Exchange and the Administrator are open for business. If the sale request is received prior to 1:00 p.m., Eastern time, the Administrator will make every effort to process the sale request that day. Requests received after 1:00 p.m. will be processed the next business day. The participant will receive the proceeds, less applicable brokerage commissions, if any, and applicable transaction fees. Proceeds of shares sold through the Plan will be paid to the participant by check. A request to sell ALL shares held in a participant's account will be treated as a withdrawal from the Plan.

    Sales will be made for the participant's account on the open market through a securities broker designated by the Administrator. The Administrator may commingle each participant's shares with those of other participants for the purpose of executing sales resulting in a net sale of shares. The sale price for shares sold for a participant will be credited at the average price per share of all shares sold, with respect to that sale date. There is a $10.00 transaction fee and applicable commissions associated with the sale of shares. Historically, commissions have ranged from $.03 to $.10 per share sold.

                             CLOSING A PLAN ACCOUNT

    A participant may close an account in the Plan at any time by completing the information on the transaction form on the bottom of their statement or by giving telephone or written instructions to the Administrator. Upon withdrawal from the Plan, a certificate for the whole shares held in the Plan for the participant will be issued. Alternatively, a participant may specify in the withdrawal notice that all or a portion of whole shares be sold. The Administrator will make the sale as soon as practicable after receipt of the withdrawal notice, and the participant will receive a check for the proceeds, less any applicable cost.

    Participants closing a Plan account will receive a check for the cash value of any fractional shares, less any brokerage commission and applicable transaction fees. Fractions of shares will be valued at the pro rata price as whole shares sold for a participant pursuant to the withdrawal notice or, if no shares were sold, at the pro rata price which would have been received if shares had been sold pursuant to the withdrawal notice.

    No optional cash investments may be made after participation in the Plan has been terminated. In order to initiate participation, the former participant must re-enroll (see "Initial Investments and Optional Cash Investments").

                                TAX CONSEQUENCES

    The Company believes the following is an accurate summary of the tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan, and, therefore, participants in the Plan are advised to consult their own tax advisor with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

    In general, the amount of cash dividends paid by the Company is considered taxable income even though reinvested under the Plan. The cost basis for federal income tax purposes of any shares acquired through the Plan generally will be the purchase price applicable to such shares as described in the section entitled "Source and Price of Shares". In connection with market purchases, brokerage commissions paid by the Company on a participant's behalf are to be treated as distributions subject to income tax in the same manner as dividends. The amounts paid for brokerage commissions are, however, included in the cost basis of shares purchased. The information return sent to participants and the IRS at year-end, if so required, will show such amounts paid on their behalf.

    The above rules may not be applicable to certain participants in the Plan, such as tax-exempt entities (e.g., IRAs) and foreign shareholders. These particular participants should consult their own tax advisors concerning the tax consequences applicable to their situations.

    In the case of participants in the Plan whose dividends are subject to U.S. backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

    In the case of foreign shareholders whose dividends are subject to U.S. federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax will be the responsibility of the participant.

                               OTHER INFORMATION

STOCK SPLIT, STOCK DIVIDEND OR RIGHTS OFFERING

    Any dividends in Common Stock or split shares distributed by the Company on shares held by the Administrator for a participant's Plan account will be added to the participant's account. Stock dividends or split shares issued in certificated form and distributed on shares registered in a participant's name will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

    In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the participant's name and the total number of whole shares held in the participant's Plan account.

VOTING OF PLAN SHARES

    Whole shares held in a Plan account may be voted in person or by the proxy sent to the participant. Fractions of shares will not be voted.

LIMITATION OF LIABILITY

    Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a participant's account upon such a participant's death or with respect to the prices or times at which shares are purchased or sold for participants.

CHANGE OR TERMINATION OF THE PLAN

    The Company may suspend, modify or terminate the Plan at any time in whole, in part, or with respect to participants in one or more jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Plan by the Company, certificates for whole shares credited to an affected participant's account under the Plan will be issued to the participant and a cash payment will be made for any fraction of a share. Fractions of shares will be valued pro rata at the then current market price, less any brokerage commissions and applicable transaction fees.

TERMINATION OF A PARTICIPANT'S ACCOUNT

    If a participant does not own at least one whole share, registered in the participant's name or held through the Plan, the participant's account in the Plan may be closed. Barnett may also terminate participation in the Plan upon prior written notice to the participant at the address appearing on the Administrator's records. A participant whose account in the Plan has been closed by Barnett will receive a certificate for the whole shares held in the participant's account and a check for the cash value of any fractional share held in the Plan accounts. Fractions of shares will be valued pro rata at the then current market price, less any brokerage commissions and applicable transaction fees.

                                USE OF PROCEEDS

    If purchases of Common Stock are made directly from the Company, the Company intends to use any net proceeds from the sale of such shares for general corporate purposes. If purchases of Common Stock are made in the open market, the Company will receive no proceeds therefrom.

                                 LEGAL OPINION

    The legality of the shares of Common Stock has been passed upon by Mahoney Adams & Criser, P.A. (a professional corporation), 50 North Laura Street, Jacksonville, Florida 32202, counsel for the Company. Marshall M. Criser, a director of the Company, is a member of the firm of Mahoney, Adams & Criser, P.A.

                                    EXPERTS

    The financial statements incorporated in this prospectus and elsewhere in the related registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Annual Report on Form 10-K/A filed on February 14, 1996, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                INDEMNIFICATION

    The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the extent authorized or permitted by the Florida Business Corporation Act. In general, under the Florida law, a director or officer can under certain circumstances be indemnified for judgments, fines, and amounts paid in settlement as well as expenses incurred in relation to an action brought against him in his corporate capacity so long as he acted in good faith and in a manner he reasonably believed to be in or not opposed to best interests of the Company. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions. Insofar as indemnification under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BARNETT BANKS, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION OR UNDER ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE FINANCIAL CONDITION OR AFFAIRS OF BARNETT BANKS, INC. SINCE THE DATE OF THIS PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Available Information..........................          2
Incorporation of Certain Information by
 Reference.....................................          2
The Company....................................          4
Description of the Plan........................          4
Purpose........................................          4
Advantages to Participants.....................          4
Administration.................................          5
Eligibility....................................          5
Enrollment Procedures..........................          6
Initial Investments and Optional Cash
 Investments...................................          6
Investment Dates...............................          6
Methods of Investment..........................          6
Direct Deposit of Dividends....................          7
Source and Price of Shares.....................          8
Gift/Transfer of Shares within the Plan........          8
Transfer of Shares from a Broker...............          8
Certificates for Shares........................          9
Individual Retirement Accounts.................          9
Reports to Participants........................          9
Share Safekeeping..............................         10
Sale of Shares.................................         10
Closing a Plan Account.........................         11
Tax Consequences...............................         11
Other Information..............................         11
Use of Proceeds................................         12
Legal Opinion..................................         12
Experts........................................         12
Indemnification................................         13

                                     [LOGO]

                              BARNETT BANKS, INC.

                                  COMMON STOCK

                          SHAREHOLDER INVESTMENT PLAN

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                               DECEMBER 31, 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered, other than underwriting discounts and commissions.

Securities and Exchange Commission Registration Fee.............  $54,317.24
Blue Sky Fees and Expenses......................................   5,000.00
Accounting Fees and Expenses....................................   5,000.00
Legal Fees and Expenses.........................................   7,500.00
Printing and Engraving Expenses.................................  21,000.00
Miscellaneous Expenses..........................................   2,500.00
                                                                  ---------
                                                                  $95,317.24
                                                                  ---------
                                                                  ---------

    All of the above items, except the registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Articles and Bylaws of the Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

    Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

    Subsection (3) of Section 607.0850 of the FBCA provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or (2) of
Section 607.0850 of the FBCA or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

    Subsection (4) of Section 607.0850 of the FBCA provides that any indemnification under subsection (1) or (2) of Section 607.0850 of the FBCA, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2) of Section 607.0850 of the FBCA. Such determination shall be made:

        (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

        (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

        (c) by independent legal counsel:

            (1) selected by the board of directors as prescribed in paragraph
       (a) or the committee selected as prescribed in paragraph (b); or

            (2) if no quorum of directors can be obtained under paragraph (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

        (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

    Under subsection (6) of Section 607.0850 of the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850 of the FBCA.

    Subsection (7) of Section 607.0850 of the FBCA states that indemnification and advancement of expenses provided under Section 607.0850 of the FBCA are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions or omissions to act of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section
607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

    Subsection (9) of Section 607.0850 of the FBCA permits any director or officer who is or was a party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.

    Subsection (12) of Section 607.0850 of the FBCA permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 607.0850.

    As allowed by Section 607.0850(12) of the FBCA, the Corporation maintains liability insurance covering directors and officers.

ITEM 16.  EXHIBITS.

    The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement have been previously filed, are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 31st day of December, 1996.

                                          BARNETT BANKS, INC.

                                          By:                  *

                                             -----------------------------------
                                                Charles E. Rice, Chairman and
                                                   CHIEF EXECUTIVE OFFICER

                                                  /s/ Patrick J. McCann

                                          --------------------------------------
                                                    Patrick J. McCann
                                                     ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                    December 31, 1996
       Walter H. Alford

              *
------------------------------  Director                    December 31, 1996
        Rita Bornstein

              *
------------------------------  Director                    December 31, 1996
      James L. Broadhead

              *
------------------------------  Director                    December 31, 1996
      Alvin R. Carpenter

              *
------------------------------  Director                    December 31, 1996
      Marshall M. Criser

              *
------------------------------  Director                    December 31, 1996
     Jack B. Critchfield

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                    December 31, 1996
     Remedios Diaz Oliver

              *                 President
------------------------------    Chief Operating Officer   December 31, 1996
   Allen L. Lastinger, Jr.        and Director

    /s/ PATRICK J. MCCANN
------------------------------  Controller (Principal       December 31, 1996
      Patrick J. McCann           Accounting Officer)

              *
------------------------------  Director                    December 31, 1996
      Clarence V. McKee

              *
------------------------------  Director                    December 31, 1996
      Thompson L. Rankin

              *                 Chief Financial Officer
------------------------------    (Principal Financial      December 31, 1996
      Charles W. Newman           Officer)

                                Chairman, Chief Executive
              *                   Officer and Director
------------------------------    (Principal Executive      December 31, 1996
       Charles E. Rice            Officer)

              *
------------------------------  Director                    December 31, 1996
     Frederick H. Schultz

              *
------------------------------  Director                    December 31, 1996
        Stewart Turley

              *
------------------------------  Director                    December 31, 1996
       John A. Williams

    /s/ PATRICK J. MCCANN
------------------------------
      Patrick J. McCann
       ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                                                 PAGINATION IN
                                                                                                  SEQUENTIAL
 EXHIBIT                                                                                           NUMBERING
  NUMBER                                  EXHIBIT DESIGNATION                                       SYSTEM
----------  -------------------------------------------------------------------------------  ---------------------
  (4)(a)    Amended and Restated Articles of Incorporation of the Corporation..............  incorporated by reference to Exhibit
                                                                                             4(a) of the
                                                                                             Corporation's
                                                                                             Registration
                                                                                             Statement No.
                                                                                             33-59246

  (4)(b)    Bylaws of the Corporation......................................................  incorporated by reference to Exhibit
                                                                                             4(b) to the
                                                                                             Corporation's
                                                                                             Registration
                                                                                             Statement No.
                                                                                             33-64305

  (4)(c)    Rights Agreement...............................................................  incorporated by reference to Exhibit
                                                                                             (4)(c) to the
                                                                                             Corporation's
                                                                                             Registration
                                                                                             Statement No.
                                                                                             33-36307

 *(5)       Opinion of Mahoney Adams & Criser, P.A. as to the validity of the Common Stock.

 (23)(a)    Consent of Arthur Andersen LLP.

*(23)(c)    Consent of Mahoney Adams & Criser, P.A., counsel to the Corporation (included in Exhibit (5)).

*(24)(a)    Powers of Attorney.

*(24)(b)    Certified Resolutions of Board of Directors authorizing Powers of Attorney.

------------------------

* Previously filed